EXHIBIT 99.1
NEWS RELEASE
For further information contact:
Greg Rosenstein                            Cathy  Green
Corporate Development Manager              Chief Financial Officer
(713) 430-1100                             (713) 430-1100

FOR IMMEDIATE RELEASE
THURSDAY, JULY 31, 1997

   AMERICAN OILFIELD DIVERS ANNOUNCES SECOND QUARTER RESULTS Houston, TX -- American Oilfield Divers, Inc. (NASDAQ: DIVE)
today reported net income of $1.6 million ($0.16 per share) on revenue of $28.2 million for the fiscal second quarter ended June 30, 1997, compared with revenue of $26.8 million and net income of $1.7 million ($0.26 per share) for the same period a year ago. Weighted average shares outstanding increased from 6,788,000 shares at June 30, 1996 to 10,516,000 shares at June 30, 1997, primarily due to the Company's secondary offering of 3,553,315 common shares which was completed during the first quarter of 1997.

  For the six months ended June 30, 1997, AOD recorded net income of $1.9 million ($0.19 per share) on revenue of $56.8 million, compared to net income of $1.8 million ($0.27 per share) on revenue of $46.1 million for the six months ended June 30, 1996.

  "The primary reasons behind our positive second quarter results include strong demand in May and June in the Gulf of Mexico for our core diving and vessel operations as well as sales of our pipeline connectors and tie-ins manufactured by Big Inch Marine Systems, Inc.," said Rodney W. Stanley, AOD's Chief Executive Officer and President. "This was offset by lower activity from our Inland/West Coast Services sector, which in the second quarter of 1996 benefited from the Chevron platform abandonment project off the California coast. We also experienced losses at our Hard Suits Inc. subsidiary.

  "Increased utilization and rates for our diving personnel, vessels and equipment in the Gulf of Mexico market resulted in higher gross profit margins during the second quarter, a trend we believe will continue for the remainder of the year," Stanley said. "To further capitalize on growing demand in the Gulf of Mexico and advance our deepwater expansion strategy, we added two work-class remotely operated vehicles to our Gulf of Mexico fleet. We also acquired the M/V AMERICAN DEFENDER, a dynamically positioned vessel, as well as two additional heavy work-class ROV systems which we expect to begin working in the Gulf during the fourth quarter. To address our international expansion strategy, we closed on the acquisition of Contract Diving Services, a diving services provider in Perth, Western Australia. We believe these acquisitions will be additive for the remainder of 1997."

  Companywide, AOD averaged 135 dive crews per day and 54 percent vessel utilization during the second quarter of 1997 compared with 109 dive crews per day and 53 percent vessel utilization during the second quarter of 1996. The Company's gross profit percentage was 39 percent in the second quarter of 1997 compared with 34 percent in the second quarter of 1996.

  "Going forward, management's priorities include lowering SG&A and other costs, reducing losses at Hard Suits, and advancing our deepwater, high-tech and international strategies," Stanley said. "We have taken initial steps in reducing costs with the closure of our Dubai operations, and we will continue to review our other operations in an effort to maximize shareholder value. Without the losses at Hard Suits, AOD would have earned $0.20 per share during the second quarter. However, we are encouraged by the Hard Suits' technology in support of our intervention services strategy and believe we will see increased sales from our military products over the longer term."

                           more . . .

  Through 25 days of the third quarter of fiscal 1997, the Company has averaged approximately 148 dive crews per day and approximately 72 percent vessel utilization. This compares to 139 dive crews per day and 59 percent vessel utilization for the third quarter of fiscal 1996.

  Statements in this press release that are not statements of historical fact are forward-looking statements involving risks and assumptions that could cause actual results to vary materially from those predicted, including, among other things, prices of crude oil and natural gas, weather conditions in offshore markets, capital expenditures by customers and the Company's ability to procure large turnkey projects.

  American Oilfield Divers, Inc., is a leading provider of diving services, subsea products, marine construction and environmental services to the offshore oil and gas industry, primarily in the U.S. Gulf of Mexico, U.S. West Coast, internationally and to certain U.S. inland customers.

                      Tables follow . . .

                 AMERICAN OILFIELD DIVERS, INC.

   Consolidated Results of Operations and Financial Position
         ($ in thousands except for per share amounts)

                                      Three Months Ended  Six Months Ended
                                           June 30,           June 30,
                                      ------------------  -----------------
Income Statement                        1997      1996     1997     1996
                                        ----      ----     ----     ----
Diving and related revenues          $28,177   $26,829   $56,753  $46,057
                                      ------    ------    ------   ------
Gross profit                          10,880     9,177    19,634   15,784

Selling, general and administrative
   expenses                            6,282     4,781    12,117    9,501
Depreciation and amortization          2,258     1,404     4,576    3,266

Operating income                       2,340     2,992     2,941    3,017
Other  income (expense), net             537       (7)       332      142
                                     -------   -------   -------  -------
Income before income taxes             2,877     2,985     3,273    3,159
Income tax provision                   1,235     1,250     1,405    1,320
                                     -------   -------   -------  -------
Net income                           $ 1,642   $ 1,735   $ 1,868  $ 1,839
                                     =======   =======   =======  =======
Net income per share                 $   .16   $   .26   $   .19  $   .27
                                     =======   =======   =======  =======
Weighted average shares outstanding   10,516     6,788     9,707    6,750
                                     =======   =======   =======  =======
Operational Data
Dive crew days                        12,284     9,946    23,809   16,878
Dive crews per day                       135       109       132       93
Diving support vessel utilization         54%       53%       51%      50%
Earnings before interest, taxes,
  depreciation and
  amortization (EBITDA)               $4,598    $4,396    $7,517   $6,283
EBITDA as % of revenue                  16.3%     16.4%     13.2%    13.6%
SG&A as % of revenue                    22.3%     17.8%     21.4%    20.6%
Gross profit %                          38.6%     34.2%     34.6%    34.3%

                            More...

                      Three Months Ended June 30, 1997
==============================================================================================
                                                        Inland and
                               Gulf    International    West Coast      Subsea
                            Services<F1> Services<F2>   Services<F3>  Products<F4>   Total
                            --------     ---------      --------      --------      --------
Diving and Related Revenues  $17,025       $3,036        $3,823        $4,293        $28,177

Diving and Related Expenses  $10,062       $2,013        $2,736        $2,486        $17,297

Gross Profit                 $ 6,963       $1,023        $1,087        $1,807        $10,880

Gross Profit Percentage         40.9%        33.7%         28.4%         42.1%          38.6%



                       Three Months Ended June 30, 1996
==============================================================================================

                                                        Inland and
                               Gulf    International    West Coast      Subsea
                            Services<F1> Services<F2>   Services<F3>  Products<F4>   Total
                            --------     ---------      --------      --------      --------
Diving and Related Revenues  $11,453       $3,132        $9,811        $2,433        $26,829

Diving and Related Expenses  $ 7,772       $2,000        $6,526        $1,354        $17,652

Gross Profit                 $ 3,681       $1,132        $3,285        $1,079        $ 9,177

Gross Profit Percentage         32.1%        36.1%         33.5%         44.3%          34.2%


<F1> Includes  diving  and related services, derrick barge services
     provided   by   American   Marine   Construction,   Inc.   and
     environmental remediation  and  oil  spill  response  services provided  by  American  Pollution  Control, Inc., all of which were performed in the Gulf of Mexico.

<F2> Includes all diving and related services performed outside the
     United States and its coastal waters except for Latin America, which is included in Inland and West Coast Services.

<F3> Includes diving and related services off the U.S.  West  Coast by American Pacific Marine, Inc. and diving and related services provided by American Inland Divers, Inc.

<F4> Includes  manufacturing  and  marketing  of  Big Inch pipeline
     connectors  and  Tarpon  marginal well production systems.   The
     three months ended June 30, 1997 also includes manufacturing and marketing of Tarpon Concrete Storage Systems and Hard Suits Inc.
     products.

                           more . . .

                      Six Months Ended June 30, 1997
==============================================================================================
                                                        Inland and
                               Gulf    International    West Coast      Subsea
                            Services<F1> Services<F2>   Services<F3>  Products<F4>   Total
                            --------     ---------      --------      --------      --------
Diving and Related Revenues  $30,486       $5,877        $11,612       $8,778        $56,753

Diving and Related Expenses  $20,004       $3,620        $ 8,574       $4,921        $37,119

Gross Profit                 $10,482       $2,257        $ 3,038       $3,857        $19,634

Gross Profit Percentage         34.4%        38.4%          26.2%        43.9%          34.6%



                   Six Months Ended June 30, 1996
==============================================================================================
                                                        Inland and
                               Gulf    International    West Coast      Subsea
                            Services<F1> Services<F2>   Services<F3>  Products<F4>   Total
                            --------     ---------      --------      --------      --------
Diving and Related Revenues  $22,257       $5,432        $14,776       $3,592        $46,057

Diving and Related Expenses  $15,460       $3,022        $ 9,871       $1,920        $30,273

Gross Profit                 $ 6,797       $2,410        $ 4,905       $1,672        $15,784

Gross Profit Percentage         30.5%        44.4%          33.2%        46.5%          34.3%

<F1> Includes diving and related  services,  derrick barge services
     provided   by   American   Marine   Construction,   Inc.   and
     environmental  remediation  and  oil spill  response  services provided by American Pollution Control,  Inc.,  all  of  which were performed in the Gulf of Mexico.

<F2> Includes all diving and related services performed outside the
     United States and its coastal waters except for Latin America, which is included in Inland and West Coast Services.

<F3> Includes diving  and  related services off the U.S. West Coast by American Pacific Marine, Inc. and diving and related services provided by American Inland Divers, Inc.

<F4> Includes manufacturing  and  marketing  of  Big  Inch pipeline connectors and Tarpon marginal well production systems. The six months ended June 30, 1997 also includes manufacturing and marketing of Tarpon Concrete Storage Systems and Hard Suits Inc.
     products.

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